UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2007

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-31305 (Commission File Number)	22-3802649 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

908-730-4000
Registrant’s telephone number, including area code:

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2007, Foster Wheeler Ltd. (the “Company”) elected Mr. Franco Baseotto to serve as the Company’s Executive Vice President and Chief Financial Officer, effective August 13, 2007. Mr. Baseotto is hereinafter referred to as the “Elected Officer.”

Supplemental Employment Agreement

On November 12, 2007, the Company and the Elected Officer’s Italian employer, Foster Wheeler Continental Europe S.r.L. (“FWCE”), a subsidiary of the Company, entered into a Supplemental Employment Agreement (the “Supplemental Agreement”) with the Elected Officer. The Supplemental Agreement supplements the Elected Officer’s Italian employment arrangements with FWCE with an additional employment arrangement comparable to that provided to the other executive officers of the Company. The Supplemental Agreement is in the Italian language and is governed by Italian law. An English language translation of the Supplemental Agreement is attached hereto as Exhibits 10.1 and is hereby incorporated into this Item 5.02 by reference. The following summary is qualified in its entirety by reference to the Supplemental Agreement.

Under the Supplemental Agreement, in the event of termination of employment of the Elected Officer by FWCE for cause or by the Elected Officer other than for good reason, in each case as defined under Italian law, FWCE will pay any severance indemnity required to be paid under Italian law and under the Elected Officer’s existing Italian employment arrangements with FWCE.

In the event of termination of employment of the Elected Officer by FWCE without cause or by the Elected Officer for good reason, the Company will, in addition to paying the severance indemnity required to be paid under Italian law, provide the Elected Officer the option of choosing between (1) the payments due to him under any employment agreement with FWCE or (2) all of the following benefits: (a) the balance of any bonus (and/or other incentive awards) awarded by the Company’s compensation committee but yet unpaid; (b) benefit continuation and conversion rights under FWCE’s employee benefit plans; (c) monthly payments, for twenty-four months after the date of termination occurs, of an amount equal to 1/12 of the Elected Officer’s base salary plus the relevant severance indemnity accrual required under Italian law on such base salary (the “Base Amount”); (d) for (i) the calendar year that includes the date of termination, an amount equal to the Elected Officer’s short-term incentive target percentage opportunity for such calendar year, multiplied by the Elected Officer’s Base Amount in effect on the date of termination multiplied by a multiplier reflecting the Company’s performance as approved by the Company’s compensation committee for such calendar year and (ii) for the calendar year immediately following the calendar year that includes the Elected Officer’s date of termination, an amount equal to the Elected Officer’s short-term incentive target percentage opportunity for the calendar year that included the Elected Officer’s date of termination multiplied by the Elected Officer’s Base Amount in effect on his date of termination, plus, in the case of both (i) and (ii), an additional amount equal to the severance indemnity accrual that would have been made under Italian law on such amounts if the Elected Officer had not been terminated; (e) the amount corresponding to two years of social security contributions under Italian law based on the Elected Officer’s base salary as of the date of termination; (f) removal of transfer and any other restrictions on all shares of capital stock of the Company registered in the Elected Officer’s name and/or granted to the Elected Officer but not yet vested; (g) full vesting of all vested and unvested stock options to purchase shares of capital stock of the Company; and (h) executive level career transition assistance services.

The Elected Officer’s Supplemental Agreement will be effective as long as he is employed by FWCE. During the term of his employment, and for one year thereafter, the Elected Officer is prohibited from providing services to, or being a shareholder of, a competitor of the Company and, for two years thereafter, from calling upon any person who is, as of his date of termination of employment, engaged in any activity on behalf of the Company or is a customer of the Company for the purpose or with the intent of enticing that person to cease such activity on behalf of the Company or to cease doing business with the Company. In consideration for the foregoing, and as necessary to satisfy Italian law, the Elected Officer will be paid 30% of the Base Amount following the Elected Officer’s date of termination of employment and 10% of the Base Amount on the first anniversary date of such payment.

In addition, at all times during and after the term of the Supplemental Agreement, the Company has agreed to indemnify the Elected Officer and pay any expenses in connection with any threatened or actual suit to which he is or may be a party as a result of being an officer, director or employee of the Company or any of its subsidiaries.

Change of Control Agreement

On November 12, 2007, the Company and FWCE also entered into a Change of Control Agreement with the Elected Officer (the “Change of Control Agreement”). The Change of Control Agreement is in the Italian language and is governed by Italian law. An English language translation of the Change of Control Agreement is attached hereto as Exhibits 10.2 and is hereby incorporated into this Item 5.02 by reference. The following summary is qualified in its entirety by reference to the Change of Control Agreement.

Under the Change of Control Agreement, for a period of up to three years following a “change of control,” the Elected Officer shall continue in the employment of the Company with a materially commensurate position and responsibilities and will be entitled to continue receiving generally the same compensation and benefits he was entitled to before the change of control occurred. Further, if, within three years of a change of control, the Company terminates the Elected Officer’s employment other than for cause or disability, or if the Elected Officer terminates his employment for good reason, in each case as defined in the Change of Control Agreement, the Company will, in addition to paying the severance indemnity required to be paid under Italian law, provide the Elected Officer the option of choosing between (1) the payments due to him under any employment agreement with FWCE or (2) a lump sum cash payment of the following amounts: (a) the Elected Officer’s accrued but unpaid Base Amount through the date of termination; (b) a proportionate annual bonus amount for such termination year; (c) unpaid deferred compensation and vacation pay, if any; (d) an amount equal to three times the sum of the Elected Officer’s Base Amount and his highest annual bonus; (e) an amount equal to the corresponding Italian social security contributions which would have been paid had the Elected Officer continued his employment for three years from the date of termination; and (f) payment for any shares of restricted stock to the extent such shares are tendered by the Elected Officer to the Company. In addition, the Elected Officer will also be entitled to: (a) five-year continuation of certain employee welfare benefits unless terminated earlier due to the Elected Officer’s reemployment with another employer; (b) outplacement services; and (c) full vesting of all vested and unvested stock options to purchase shares of capital stock of the Company.

In the event that the Elected Officer is terminated because of his death or for cause, or if the Elected Officer terminates his employment without good reason, the Company will pay the Elected Officer (or his estate, as applicable) any severance indemnity or other payments required under Italian law or under the Supplemental Agreement and accrued but unpaid compensation and benefits, including a proportionate annual bonus amount for such termination year in the case of death or termination by the Elected Officer without good reason.

Indemnification Agreement

In accordance with the Company’s usual practice, the Elected Officer and the Company have also entered into an Indemnification Agreement, dated November 12, 2007. The Indemnification Agreement was entered into in order to provide the Elected Officer with specific contractual assurance that he would be indemnified to the fullest extent permitted by law, as currently required under the indemnity provisions of the Company's Bye-laws. The Company's form of Indemnification Agreement for directors and officers was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on November 8, 2004, and the Indemnification Agreement between the Company and the Elected Officer is substantially on the terms and conditions set forth in such form agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	English Translation of Supplemental Employment Agreement, effective as of November 12, 2007, among Foster Wheeler Continental Europe S.r.L., Foster Wheeler Ltd., and Franco Baseotto.

10.2	English Translation of Change of Control Agreement, effective as of November 12, 2007, among Foster Wheeler Continental Europe S.r.L., Foster Wheeler Ltd., and Franco Baseotto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: November 13, 2007	By:	/s/ Peter J. Ganz
Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	English Translation of Supplemental Employment Agreement, effective as of November 12, 2007, among Foster Wheeler Continental Europe S.r.L., Foster Wheeler Ltd., and Franco Baseotto.

10.2	English Translation of Change of Control Agreement, effective as of November 12, 2007, among Foster Wheeler Continental Europe S.r.L., Foster Wheeler Ltd., and Franco Baseotto.